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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  USA.NET, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware                                                      84-1163852
---------------------------------------------------------------------------------         --------------------------
                    (State of Incorporation or Organization)                                    (I.R.S. Employer
                                                                                              Identification No.)

            1155 Kelly Johnson Blvd., Ste. 400, Colorado Springs, CO                                80920
---------------------------------------------------------------------------------         --------------------------
                    (Address of Principal Executive Offices)                                     (Zip Code)

If this form relates to the registration of a                         If this form relates to the registration of a
class of securities pursuant to                                       class of securities pursuant to
Section 12(b) of the Exchange Act and is                              Section 12(g) of the Exchange Act and is
effective pursuant to General                                         effective pursuant to General
Instruction A.(c), please check the                                   Instruction A.(d), please check the
following box. / /                                                    following box. /X/

Securities Act registration statement file number to which this form relates:
                                                                                                  333-75687
                                                                                          --------------------------
                                                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class                                      Names of Each Exchange on Which
                 to be so Registered                                      Each Class is to be Registered
------------------------------------------------------          ----------------------------------------------------
                        None

Securities to be registered pursuant to Section 12(g) of the Act:

                                        Common Stock, par value $.001 per share
----------------------------------------------------------------------------------------------------------------------
                                                   (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's Common Stock, par value $.001 per share, being registered hereby is contained in the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-75687) (the "Registration
Statement"), initially filed with the Securities and Exchange Commission on April 5, 1999, under the caption "Description of Securities" and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

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
Exhibit
Number            Description
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
1                 Restated Certificate of Incorporation of the Registrant.

2                 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

3                 Form of Restated Certificate of Incorporation of the Registrant to become effective upon the closing of the public offering covered by the Registration Statement.

4                 Bylaws of the Registrant.

5                 Amended and Restated Bylaws of the Registrant to become effective upon the closing of the public offering covered by the Registration Statement.

6                 Specimen stock certificate representing shares of Common Stock of the Registrant.

7                 Second Amended and Restated Investor Rights Agreement among the Company and certain of its stockholders.
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   USA.NET, INC.



Date: May 28, 1999                 By: /s/ MARY M. BEAZLEY
                                     -------------------------------------------
                                      Mary M. Beazley
                                      Executive Vice President of Administration
                                        and Investor Relations





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